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[MERRILL LYNCH LOGO]          MERRILL LYNCH LIFE INSURANCE COMPANY  Little Rock,
                                                                        Arkansas

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                              CHANGE OF INSURED RIDER

                              This rider gives you the right to change the
                              Insured under this policy once each policy year
                              as of a Policy Processing Date. A change of
                              Insured will generally be treated as a taxable transaction.
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Requesting A Change           You and the new insured must provide us with
                              satisfactory notice at our Variable Life Service Center and evidence of insurability for the new insured that is acceptable to us. If we approve the request for change, insurance on the new insured takes effect on the Policy Processing
                              Date on or next following the date of approval if the new insured is then living. This is the effective date of change.
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Requirements for Change       We will change the Insured under this policy if:
                                - We are satisfied that under our rules the new insured qualifies in a standard underwriting class for the face amount of insurance determined below.
                                -  This policy is in effect and there is no
                                   assignment on file with us.
                                -  You have an insurable interest in the life
                                   of the new insured.
                                -  The Attained Ages as of the effective date
                                   of change of the original Insured and new
                                   insured are not less than the minimum nor
                                   more than the maximum ages for which we would then issue this policy.
                                - The new insured was born prior to the Policy Date of this policy.
                                -  The new insured is alive on the effective
                                   date of change.
                                -  Any Loan Debt is repaid before the change
                                   goes into effect.
                                -  There has been no other change of Insured
                                   under this policy during the current policy
                                   year.
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The Policy After Change       As of the effective date of change we will change
                              this policy as follows:
                                - The Issue Date of this policy is changed to the effective date of change.
                                - The Issue Age for the new insured is the new insured's age as of the birthday nearest the Policy Date.
                                - The guaranteed maximum cost of insurance rates and Attained Age Factors are those in effect on the Policy Date for a person with the same Issue Age, sex, and underwriting class as the new insured.
                                - The Initial Face Amount is recalculated based on the issue age, sex and underwriting class of the new insured. See the Guaranteed Benefits Rider for the effect of a change of Insured on policy guarantees.
                                - The maximum Change of Insured Charge,if any, is shown in Policy Schedule 3 and is deducted from the Account Value.

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Notice                        If the change takes effect, we send you a
                              confirmation that we have changed the Insured under this policy; and new Policy Schedule pages reflecting the changes above.
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                              This rider is part of the policy to which it is
                              attached.

                                [SIG]                [SIG]
                              Secretary            President